Exhibit 99

[LOGO]
Heartland Financial USA, Inc.

PRESS RELEASE

April 17, 2003


FROM:     Lynn B. Fuller - Chairman, President and CEO
          (563) 589-2105
          John K. Schmidt - Executive Vice President and CFO
          (563) 589-1994

RE:       First Quarter 2003 Earnings

RELEASE:  Immediate


HEARTLAND FINANCIAL USA, INC. REPORTS AN 18% INCREASE IN EARNINGS

(Dubuque, Iowa) Heartland Financial USA, Inc. (HTLF - OTC BB) today announced a $703 thousand or 18% increase in earnings from continuing operations for the first quarter of 2003. Net income from continuing operations totaled $4.524 million, or $.45 on a diluted earnings per common share basis, for the first quarter of 2003 compared to $3.821 million, or $.39 on a diluted earnings per common share basis, during the same quarter in 2002. Total net income for the first quarter of 2003 was $4.524 million, or $.45 on a diluted earnings per common share basis, compared to $3.943 million, or $40 on a diluted earnings per common share basis, during the same quarter in 2002, a $581 thousand or 15% increase. On an annualized basis, return on average common equity was 14.56% and return on average assets was 1.04% for the first quarter of 2003. For the same period in 2002, annualized return on average equity was 14.68% and annualized return on average assets was .98%.

Contributing to the improved earnings during the first quarter of 2003 was the $2.570 million or 19% growth in net interest income due primarily to growth in earning assets. Average earning assets went from $1.46 billion during the first quarter of 2002 to $1.59 billion during the same quarter in 2003, a change of $128.045 million or 9%. Noninterest income remained stable while noninterest expense was held to a $1.411 million or 10% increase. Gains on sale of loans contributed an additional $525 thousand to noninterest income and activities within the available for sale and trading portfolios contributed an additional $451 thousand to noninterest income. These improvements in noninterest income were offset by a $298 thousand valuation adjustment on mortgage servicing rights and a $410 thousand increase in amortization on these mortgage servicing rights as prepayments were experienced in our servicing portfolio. A portion of the increase in noninterest expense was attributable to the implementation of imaging technology across all the bank subsidiaries and to expansion into the Santa Fe, New Mexico and Phoenix, Arizona markets.

The Eau Claire branch of Wisconsin Community Bank, a bank subsidiary of Heartland, was sold effective December 15, 2002. The effect of this discontinued operation on net income during the first quarter of 2002 was a gain of $122 thousand, or $.01 on a diluted earnings per common share basis. This branch sale allowed Heartland to redirect assets to markets where the assets can be more productively and profitable employed.

Chairman, President and Chief Executive Officer Lynn B. Fuller noted, "Earnings for this year are off to a good start as first quarter net income exceeded our budgeted expectations. Our annualized return on average equity in excess of 14% and return on average assets of 1% provides excellent evidence of the benefits derived from the expansion and diversification efforts embarked upon in the late 1990's. We remain focused on expanding the customer base in the markets we serve and looking for opportunities to enter new markets. During its first three months of operation, New Mexico Bank & Trust's branch in Santa Fe has attracted deposits of nearly $5 million. Plans for additional branch locations in this market are underway. Later this summer, we hope to begin operation of Arizona Bank & Trust, a de novo bank in Phoenix, Arizona. Heartland has joined with experienced bankers in the Phoenix area to bring true community banking to the East Valley of Phoenix. While expansion efforts can initially be a drag on current earnings, we are confident they will provide a firm foundation for future success."

Total assets remained stable at March 31, 2003, increasing $16.136 million or nearly 1% since year-end 2002. Loans and leases were $1.23 billion and deposits were $1.37 billion at the end of the first quarter, an increase of 5% and 2%, respectively, since year-end 2002. Nearly two-thirds of the growth in the loan portfolio was commercial and commercial real estate.

Net interest margin, expressed as a percentage of average earning assets, was 4.12% during the first quarter of 2003 compared to 3.77% for the same period in 2002 and 4.06% for the fourth quarter of 2002. The Company manages its balance sheet to minimize the effect a change in interest rates has on its net interest margin. The Company has been successful in the utilization of floors on its commercial loan portfolio to minimize the affect downward rates have on its interest income. If rates begin to edge upward, the Company will not see a corresponding increase in its interest income until rates have moved above the floors in place on these loans. Interest income as a percentage of average earning assets was 6.56% during the first quarter of 2003 compared to 6.85% during the first quarter of 2002, a decline of 29 basis points. On the liability side of the balance sheet, the Company has continued to look for opportunities to lock in some funding in three- to five-year maturities as rates have been at historical low levels. Interest expense as a percentage of average earning assets was 2.44% during the first quarter of 2003 compared to 3.07% during the first quarter of 2002, a decline of 63 basis points.

The allowance for loan and lease losses at March 31, 2003, was 1.38% of loans and 337% of nonperforming loans, compared to 1.37% of loans and 359% of nonperforming loans, at year-end 2002. Nonperforming loans increased slightly to .41% of total loans and leases compared to .38% of total loans and leases at year-end 2002. The $1.304 million provision for loan losses made during the first quarter of 2003, an increase of $323 thousand or 33% when compared to the same period in 2002, was associated with the growth experienced in the loan portfolio.

Heartland is a $1.8 billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico:

     Dubuque Bank and Trust Company, with eight offices in
       Dubuque, Epworth, Farley and Holy Cross, Iowa
     Galena State Bank and Trust Company, with three offices in
       Galena and Stockton, Illinois
     First Community Bank, FSB, with three offices in Keokuk,
       Iowa and Carthage, Illinois
     Riverside Community Bank, with three offices in Rockford,
       Illinois
     Wisconsin Community Bank, with six offices in Cottage Grove,
       Fitchburg, Green Bay, Middleton, Monroe and Sheboygan,
       Wisconsin
     New Mexico Bank and Trust, with ten offices in Albuquerque, Clovis and Santa Fe, New Mexico

Other subsidiaries include:

     ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin
     Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa;
       and Rockford, Illinois

Heartland's shares are currently traded in the over-the-counter market under the symbol "HTLF" and are eligible for quotation on the OTC Bulletin Board. Our common stock has been approved by The Nasdaq Stock Market, Inc. for quotation on the Nasdaq National Market System. We expect to be listed on Nasdaq in the second quarter of 2003 under the same symbol.

Additional information about Heartland is available through our website at www.htlf.com.

                           ####

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                           March 31,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   25,654        $   24,595
Interest expense                      9,532            11,043
                                 ----------        ----------
Net interest income                  16,122            13,552
Provision for loan and lease
 losses                               1,304               981
Noninterest income                    8,475             7,986
Noninterest expense                  16,057            14,646
Income tax expense                    2,349             1,806
Tax equivalent adjustment               363               284
                                 ----------        ----------
Income from continuing
 operations                           4,524             3,821
Discontinued operations
 Gain from operations of
 discontinued operations                  -               201
 Income tax expense                       -                79
                                 ----------        ----------
Gain on discontinued operations           -               122
                                 ----------        ----------
Net income                       $    4,524        $    3,943
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.46        $     0.41
Earnings per common share
 - diluted                             0.45              0.40
Earnings per common share
 from continuing operations
 - basic(1)                            0.46              0.39
Earnings per common share
 from continuing operations
 - diluted(1)                          0.45              0.39
Dividends declared per common
 share                                 0.10              0.10
Weighted average shares
 outstanding - basic              9,891,275         9,729,332
Weighted average shares
 outstanding - diluted           10,007,580         9,793,766

(1) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                          March 31,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,767,997        $1,630,312
Loans and leases, net of
 unearned                         1,197,387         1,087,221
Deposits                          1,326,625         1,213,712
Earning assets                    1,585,117         1,457,072
Stockholders' equity                126,041           108,965

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.04%             0.98%
Return on average equity             14.56             14.68
Net interest margin                   4.12              3.77
Net interest margin, excluding
 fleet leasing company debt           4.19              3.88
Efficiency ratio                     67.14             68.26
Efficiency ratio, banks only         57.03             58.22

NONINTEREST INCOME
Service charges and fees         $    1,307        $    1,447
Trust fees                              952               832
Brokerage commissions                   147               127
Insurance commissions                   250               217
Securities gains, net                   680                81
Gain (loss) on trading account
 securities                             (28)              (28)
Rental income on operating leases     3,418             3,856
Gain on sale of loans                 1,532             1,007
Valuation adjustment on
 mortgage servicing rights             (298)                -
Impairment loss on equity
 securities                            (148)                -
Other noninterest income                663               447
                                 ----------        ----------
Total noninterest income         $    8,475        $    7,986

NONINTEREST EXPENSE
Salaries and employee benefits   $    7,760        $    6,905
Occupancy                               917               763
Furniture and equipment                 875               804
Depreciation on equipment
 under operating leases               2,787             3,030
Outside services                      1,110               874
FDIC deposit insurance
 assessment                              53                53
Advertising                             473               451
Core deposit intangibles
 amortization                           101               124
Other noninterest expenses            1,981             1,642
                                 ----------        ----------
Total noninterest expense        $   16,057        $   14,646


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   As of and      As of and
                                    For the        For the
                                    Quarter         Year
                                     Ended          Ended
                                   March 31,     December 31,
                                     2003           2002
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,802,115        $1,785,979
Securities                          390,856           390,815
Total loans and leases            1,233,536         1,175,236
Allowance for loan &
 lease losses                        17,054            16,091
Total deposits                    1,366,991         1,337,985
Long-term debt                      140,582           161,379
Total stockholders' equity          127,704           124,041

PER COMMON SHARE DATA
Book value per common share      $    12.86        $    12.60
FAS 115 effect on book value
 per common share                      0.38              0.43

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  780,742        $  743,520
Residential mortgage                158,895           145,931
Agricultural and agricultural
 real estate                        166,520           155,596
Consumer                            118,799           120,853
Direct financing leases, net         11,360            12,308
Unearned discount and deferred
 loan fees                           (2,780)           (2,972)
                                 ----------        ----------
Total Loans and Leases           $1,233,536        $1,175,236
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    4,426        $    3,944
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     632               541
Other real estate owned                 117               452
Other repossessed assets                291               279
                                 ----------        ----------
Total nonperforming assets       $    5,466        $    5,216
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   16,091        $   14,660
Provision for loan and lease
 losses continuing
 operations                           1,304             3,553
Provision for loan and lease
 losses discontinued
 operations                               -              (329)
Loans charged off                      (494)           (3,203)
Recoveries                              153             1,410
                                 ----------        ----------
Balance, end of period           $   17,054        $   16,091
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.41%             0.38%
Ratio of nonperforming assets
 to total assets                      0.30              0.29
Ratio of net loan chargeoffs
 to average loans and leases          0.03              0.16
Allowance for loan losses as
 a percent of loans                   1.38              1.37
Allowance for loan and leases
 to nonperforming loans and
 leases                             337.17            358.77

                                   As of and      As of and
                                    For the        For the
                                    Quarter         Year
                                     Ended          Ended
                                   March 31,     December 31,
                                     2002           2001
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,631,437        $1,644,064
Securities                          361,127           325,217
Total loans and leases            1,093,805         1,105,205
Allowance for loan &
 lease losses                        15,075            14,660
Total deposits                    1,217,199         1,210,159
Long-term debt                      140,483           143,789
Total stockholders' equity          110,411           107,090

PER COMMON SHARE DATA
Book value per common share      $    11.24        $    11.06
FAS 115 effect on book value
 per common share                      0.30              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  673,085        $  651,479
Residential mortgage                142,704           168,912
Agricultural and agricultural
 real estate                        143,887           145,460
Consumer                            124,045           127,874
Direct financing leases, net         13,793            15,570
Unearned discount and deferred
 loan fees                           (3,709)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,093,805        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    7,071        $    7,269
Restructured loans                      354               354
Loans past due ninety days or
 more as to interest or
 principal payments                   1,069               500
Other real estate owned                 245               130
Other repossessed assets                291               343
                                 ----------        ----------
Total nonperforming assets       $    9,030        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision for loan and lease
 losses continuing
 operations                             981             4,258
Provision for loan and lease
 losses discontinued
 operations                               4                25
Loans charged off                      (837)           (3,757)
Recoveries                              267               542
                                 ----------        ----------
Balance, end of period           $   15,075        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.78%             0.73%
Ratio of nonperforming assets
 to total assets                      0.55              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.05              0.30
Allowance for loan losses as
 a percent of loans                   1.38              1.33
Allowance for loan and leases
 to nonperforming loans
 and leases                         177.49            180.47